SOUTHERN STATES BANCSHARES, INC.	615 Quintard Avenue / Anniston, AL 36201 / (256) 241-1092

Southern States Bancshares, Inc. Announces First Quarter 2024 Financial Results

First Quarter 2024 Performance and Operational Highlights
•Net income of $8.1 million, or $0.90 per diluted share

•Core net income(1) of $8.1 million, or $0.90 per diluted share(1)

•Net interest income of $20.8 million, an increase of $435,000 from the prior quarter

•Net interest margin (“NIM”) of 3.59%, down 10 basis points from the prior quarter

•NIM of 3.60% on a fully-taxable equivalent basis (“NIM - FTE”)(1)

•Return on average assets (“ROAA”) of 1.33%; return on average stockholders’ equity (“ROAE”) of 14.87%; and return on average tangible common equity (“ROATCE”)(1) of 16.17%

•Core ROAA(1) of 1.34%; and core ROATCE(1) of 16.19%

•Efficiency ratio of 46.90%

•Linked-quarter loan growth of 17.2% annualized

•Linked-quarter total deposits grew 18.3% annualized

•Linked-quarter total deposits, excluding brokered deposits, grew 7.1% annualized

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

ANNISTON, Ala., April 22, 2024 – Southern States Bancshares, Inc. (NASDAQ: SSBK) (“Southern States” or the “Company”), the holding company for Southern States Bank, an Alabama state-chartered commercial bank (the “Bank”), today reported net income of $8.1 million, or $0.90 diluted earnings per share, for the first quarter of 2024. This compares to net income of $8.9 million, or $0.99 diluted earnings per share, for the fourth quarter of 2023, and net income of $7.7 million, or $0.85 diluted earnings per share, for the first quarter of 2023. The Company reported core net income of $8.1 million, or $0.90 diluted core earnings per share, for the first quarter of 2024. This compares to core net income of $7.3 million, or $0.81 diluted core earnings per share, for the fourth quarter of 2023, and core net income of $7.3 million, or $0.80 diluted core earnings per share, for the first quarter of 2023 (see “Reconciliation of Non-GAAP Financial Measures”).

CEO Commentary

Mark Chambers, Chief Executive Officer and President of Southern States, said, “We built on our momentum in 2023 and continued strong lending activity in the first quarter, selectively identifying compelling opportunities while carefully managing risk and maintaining solid credit quality.”
“We grew our total loans by 17.2% annualized from the prior quarter, while our non-performing loans as a percentage of the total portfolio was just 0.18%. Our portfolio is in excellent shape. In addition to loan growth, we grew total non-brokered deposits by 7.1% annualized, and net interest income expanded by 2.1% as we benefited from higher yields on earning assets. While funding expenses remained elevated amid the higher-for-longer interest rate environment, resulting in continued pressure on our net interest margin, the rate of cost increases leveled off during the first quarter, and our NIM remained healthy at 3.59%.”
“With liquidity and capital levels, Southern States is well well-positioned to drive further growth across our footprint, which includes economically dynamic markets throughout Alabama and Georgia. Importantly, our previously announced acquisition of CBB Bancorp, the holding company for Century Bank of Georgia, will further fortify our deposit base and provide an excellent platform for loan growth in new markets. It gives us added confidence in our ability to deliver long-term value for our shareholders.”

Net Interest Income and Net Interest Margin

	Three Months Ended			% Change March 31, 2024 vs.
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023		March 31, 2023
	(Dollars in thousands)

Average interest-earning assets	$2,336,369	$2,195,381	$1,947,957	6.4%		19.9%
Net interest income	$20,839	$20,404	$19,546	2.1%		6.6%
Net interest margin	3.59%	3.69%	4.07%	(10)	bps	(48)	bps

Net interest income for the first quarter of 2024 was $20.8 million, an increase of 2.1% from $20.4 million for the fourth quarter of 2023. The increase was primarily driven by a higher yield on interest-earning assets resulting from growth at higher interest rates, which more than offset a higher cost of interest-bearing deposits due to both higher interest rates and competition.

Relative to the first quarter of 2023, net interest income increased $1.3 million, or 6.6%. The increase was substantially due to growth, which offset the decline in net interest margin.

Net interest margin for the first quarter of 2024 was 3.59%, compared to 3.69% for the fourth quarter of 2023. The decrease was primarily due to an increase in the cost of interest-bearing deposits, which was greater than the increase in the yield on interest-earning assets.

Relative to the first quarter of 2023, net interest margin decreased from 4.07%. The decrease was primarily the result of the rapid increase in interest rates, which accelerated the cost of interest-bearing liabilities at a greater pace than the yield received on interest-earning assets. A shift from noninterest-bearing deposits into interest-bearing deposits also had a negative impact on net interest margin.

Noninterest Income

	Three Months Ended			% Change March 31, 2024 vs.
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
	(Dollars in thousands)

Service charges on deposit accounts	$463	$441	$450	5.0%	2.9%
Swap fees	15	70	(4)	(78.6)%	(475.0)%
SBA/USDA fees	64	70	134	(8.6)%	(52.2)%
Mortgage origination fees	96	87	100	10.3%	(4.0)%
Net (loss) gain on securities	(12)	98	514	(112.2)%	(102.3)%
Other operating income	642	2,352	592	(72.7)%	8.4%
Total noninterest income	$1,268	$3,118	$1,786	(59.3)%	(29.0)%

Noninterest income for the first quarter of 2024 was $1.3 million, a decrease of 59.3% from $3.1 million for the fourth quarter of 2023. The fourth quarter of 2023 included a $1.9 million fee related to the early payoff of a $12.0 million purchased loan. As this was unusually large and atypical for the Bank, it was recorded as noninterest income instead of interest income, which would have impacted the net interest margin.

Relative to the first quarter of 2023, noninterest income decreased 29.0% from $1.8 million. The decrease was primarily due to a realized net loss on securities during the first quarter of 2024 compared to a net gain on securities during the first quarter of 2023.

Noninterest Expense

	Three Months Ended			% Change March 31, 2024 vs.
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
	(Dollars in thousands)

Salaries and employee benefits	$6,231	$5,739	$6,311	8.6%	(1.3)%
Equipment and occupancy expenses	689	681	683	1.2%	0.9%
Data processing fees	643	639	593	0.6%	8.4%
Regulatory assessments	360	355	342	1.4%	5.3%
Other operating expenses	2,452	2,303	2,229	6.5%	10.0%
Total noninterest expenses	$10,375	$9,717	$10,158	6.8%	2.1%

Noninterest expense for the first quarter of 2024 was $10.4 million, an increase of 6.8% from $9.7 million for the fourth quarter of 2023. The increase was primarily due to an increase in salaries and benefits, substantially as a result of higher payroll taxes brought about by incentive expense paid during the first quarter of 2024. In addition, other operating expense increased primarily as a result of the recognition of a $49,000 provision for credit losses on unfunded loan commitments during the first quarter of 2024, compared to a $334,000 credit for credit losses on unfunded loan commitments during the fourth quarter of 2023. These increases were partially offset by net forgery/fraud recoveries and a decrease in legal fees incurred during the first quarter of 2024.

Relative to the first quarter of 2023, noninterest expense increased 2.1% from $10.2 million. The increase was primarily attributable to increases in other operating expense, including marginal increases in insured deposit program expense, provision for credit losses on unfunded commitments and expense associated with a new market tax credit.

Loans and Credit Quality

	Three Months Ended			% Change March 31, 2024 vs.
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
	(Dollars in thousands)

Gross loans	$1,971,396	$1,890,677	$1,650,929	4.3%	19.4%
Unearned income	(6,247)	(6,169)	(5,614)	1.3%	11.3%
Loans, net of unearned income (“Loans”)	1,965,149	1,884,508	1,645,315	4.3%	19.4%
Average loans, net of unearned (“Average loans”)	$1,916,288	$1,814,484	$1,609,564	5.6%	19.1%

Nonperforming loans (“NPL”)	$3,446	$1,177	$1,646	192.8%	109.4%
Provision for credit losses	$1,236	$2,579	$1,181	(52.1)%	4.7%
Allowance for credit losses (“ACL”)	$25,144	$24,378	$19,855	3.1%	26.6%
Net charge-offs	$470	$382	$197	23.0%	138.6%
NPL to gross loans	0.17%	0.06%	0.10%
Net charge-offs to average loans(1)	0.10%	0.08%	0.05%
ACL to loans	1.28%	1.29%	1.21%

(1) Ratio is annualized.

Loans, net of unearned income, were $2.0 billion at March 31, 2024, up $80.6 million from December 31, 2023 and up $319.8 million from March 31, 2023. The linked-quarter and year-over-year increases in loans were primarily attributable to new business growth across our footprint.

Nonperforming loans totaled $3.4 million, or 0.17% of gross loans, at March 31, 2024, compared with $1.2 million, or 0.06% of gross loans, at December 31, 2023, and $1.6 million, or 0.10% of gross loans, at March 31, 2023. The $2.3 million net increase in nonperforming loans in the first quarter was primarily attributable to one significant commercial real estate loan and one significant commercial and industrial loan each being placed on nonaccrual status. The $1.8 million net increase in nonperforming loans from March 31, 2023 was primarily attributable to the two significant aforementioned loans. These increases were partially offset by one significant commercial real estate loan being paid off.

The Company recorded a provision for credit losses of $1.2 million for the first quarter of 2024, compared to $2.6 million for the fourth quarter of 2023. Provision in the first quarter of 2024 was based on loan growth, qualitative economic factors and individually analyzed loans.

Net charge-offs for the first quarter of 2024 were $470,000, or 0.10% of average loans on an annualized basis, compared to net charge-offs of $382,000, or 0.08% of average loans on an annualized basis, for the fourth quarter of 2023, and net charge-offs of $197,000, or 0.05% of average loans on an annualized basis, for the first quarter of 2023.

The Company’s allowance for credit losses was 1.28% of total loans and 729.66% of nonperforming loans at March 31, 2024, compared with 1.29% of total loans and 2071.20% of nonperforming loans at December 31, 2023. Allowance for credit losses on unfunded commitments was $1.3 million at March 31, 2024.

Deposits

	Three Months Ended			% Change March 31, 2024 vs.
	March 31, 2024	December 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023
	(Dollars in thousands)

Noninterest-bearing deposits	$416,704	$437,959	$433,833	(4.9)%	(3.9)%
Interest-bearing deposits	1,693,094	1,580,230	1,355,658	7.1%	24.9%
Total deposits	$2,109,798	$2,018,189	$1,789,491	4.5%	17.9%

Uninsured deposits	$610,122	$615,651	$567,709	(0.9)%	7.5%
Uninsured deposits to total deposits	28.92%	30.51%	31.72%
Noninterest deposits to total deposits	19.75%	21.70%	24.24%

Total deposits were $2.1 billion at March 31, 2024, up from $2.0 billion at December 31, 2023 and $1.8 billion at March 31, 2023. The $91.6 million increase in total deposits in the first quarter was primarily due to an increase of $112.9 million in interest-bearing deposits, which includes a $60.2 million increase in brokered deposits, partially offset by a $21.3 million decrease in noninterest-bearing deposits. Total brokered deposits were $291.0 million at March 31, 2024.

Capital

	March 31, 2024		December 31, 2023		March 31, 2023
	Company	Bank	Company	Bank	Company	Bank

Tier 1 capital ratio to average assets	8.79%	11.67%	8.99%	12.01%	8.89%	12.19%
Risk-based capital ratios:
Common equity tier 1 (“CET1”) capital ratio	9.39%	12.47%	9.20%	12.30%	9.00%	12.34%
Tier 1 capital ratio	9.39%	12.47%	9.20%	12.30%	9.00%	12.34%
Total capital ratio	14.42%	13.63%	14.29%	13.45%	14.41%	13.38%

As of March 31, 2024, total stockholders’ equity was $222.9 million, up from $215.0 million at December 31, 2023. The increase of $7.9 million was substantially due to earnings growth.

About Southern States Bancshares, Inc.
Headquartered in Anniston, Alabama, Southern States Bancshares, Inc. is a bank holding company that operates primarily through its wholly-owned subsidiary, Southern States Bank. The Bank is a full service community banking institution, which offers an array of deposit, loan and other banking-related products and services to businesses and individuals in its communities. The Bank operates 13 branches in Alabama and Georgia and two loan production offices in Atlanta.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, which reflect our current expectations and beliefs with respect to, among other things, future events and our financial performance. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. This may be especially true given recent events and trends in the banking industry and the inflationary environment. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the dates made, we cannot give any assurance that such expectations will prove correct and actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the section entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

These statements are often, but not always, made through the use of words or phrases such as “may,” “can,” “should,” “could,” “to be,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “likely,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “target,” “project,” “would” and “outlook,” or the negative version of those words or other similar words or phrases of a future or forward-looking nature. Forward-looking statements appear in a number of places in this press release and may include statements about our acquisition of Century Bank of Georgia, business strategy and prospects for growth, operations, ability to pay dividends, competition, regulation and general economic conditions.

Contact Information

Lynn Joyce	Kevin Dobbs
(205) 820-8065	(310) 622-8245
ljoyce@ssbank.bank	ssbankir@finprofiles.com

SELECT FINANCIAL DATA
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Results of Operations
Interest income	$38,736	$36,172	$28,699
Interest expense	17,897	15,768	9,153
Net interest income	20,839	20,404	19,546
Provision for credit losses	1,236	2,579	1,181
Net interest income after provision	19,603	17,825	18,365
Noninterest income	1,268	3,118	1,786
Noninterest expense	10,375	9,717	10,158
Income tax expense	2,377	2,330	2,322
Net income	$8,119	$8,896	$7,671
Core net income(1)	$8,128	$7,289	$7,280

Share and Per Share Data
Shares issued and outstanding	8,894,794	8,841,349	8,723,763
Weighted average shares outstanding:
Basic	8,913,477	8,864,734	8,762,450
Diluted	9,043,122	9,021,358	9,044,490
Earnings per share:
Basic	$0.91	$1.00	$0.87
Diluted	0.90	0.99	0.85
Core - diluted(1)	0.90	0.81	0.80
Book value per share	25.06	24.31	21.74
Tangible book value per share(1)	23.07	22.30	19.68
Cash dividends per common share	0.09	0.09	0.09

Performance and Financial Ratios
ROAA	1.33%	1.53%	1.51%
ROAE	14.87%	17.02%	16.67%
Core ROAA(1)	1.34%	1.26%	1.44%
ROATCE(1)	16.17%	18.62%	18.45%
Core ROATCE(1)	16.19%	15.26%	17.51%
NIM	3.59%	3.69%	4.07%
NIM - FTE(1)	3.60%	3.71%	4.09%
Net interest spread	2.63%	2.73%	3.33%
Yield on loans	7.06%	6.91%	6.38%
Yield on interest-earning assets	6.67%	6.54%	5.97%
Cost of interest-bearing liabilities	4.04%	3.81%	2.64%
Cost of funds(2)	3.27%	3.03%	2.01%
Cost of interest-bearing deposits	3.92%	3.66%	2.42%
Cost of total deposits	3.12%	2.86%	1.81%
Noninterest deposits to total deposits	19.75%	21.70%	24.24%
Core deposits to total deposits	81.45%	83.70%	88.57%
Uninsured deposits to total deposits	28.92%	30.51%	31.72%
Total loans to total deposits	93.14%	93.38%	91.94%
Efficiency ratio	46.90%	41.48%	48.79%
Core efficiency ratio(1)	46.90%	45.78%	48.79%

(1) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.
(2) Includes total interest-bearing liabilities and noninterest deposits.

SELECT FINANCIAL DATA
(Dollars in thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Financial Condition (ending)
Total loans	$1,965,149	$1,884,508	$1,645,315
Total securities	197,006	198,632	183,197
Total assets	2,510,975	2,446,663	2,135,622
Total noninterest bearing deposits	416,704	437,959	433,833
Total core deposits(1)	1,718,333	1,689,266	1,584,915
Total deposits	2,109,798	2,018,189	1,789,491
Total borrowings	146,773	183,673	131,372
Total liabilities	2,288,094	2,231,699	1,945,959
Total shareholders’ equity	222,881	214,964	189,663

Financial Condition (average)
Total loans	$1,916,288	$1,814,484	$1,609,564
Total securities	208,954	209,074	192,348
Total other interest-earning assets	211,127	171,823	146,045
Total interest-bearing assets	2,336,369	2,195,381	1,947,957
Total assets	2,447,278	2,303,398	2,057,005
Total noninterest-bearing deposits	416,141	420,019	438,735
Total interest-bearing deposits	1,633,307	1,502,348	1,300,632
Total deposits	2,049,448	1,922,367	1,739,367
Total borrowings	148,771	140,790	104,901
Total interest-bearing liabilities	1,782,078	1,643,138	1,405,533
Total shareholders’ equity	219,622	207,324	186,639

Asset Quality
Nonperforming loans	$3,446	$1,177	$1,646
Other real estate owned (“OREO”)	$33	$33	$2,930
Nonperforming assets (“NPA”)	$3,479	$1,210	$4,576
Net charge-offs to average loans(2)	0.10%	0.08%	0.05%
Provision for credit losses to average loans(2)	0.26%	0.56%	0.30%
ACL to loans	1.28%	1.29%	1.21%
ACL to gross loans	1.28%	1.29%	1.20%
ACL to NPL	729.66%	2071.20%	1206.26%
NPL to loans	0.18%	0.06%	0.10%
NPL to gross loans	0.17%	0.06%	0.10%
NPA to gross loans and OREO	0.18%	0.06%	0.28%
NPA to total assets	0.14%	0.05%	0.21%

Regulatory and Other Capital Ratios
Total shareholders’ equity to total assets	8.88%	8.79%	8.88%
Tangible common equity to tangible assets(3)	8.23%	8.12%	8.11%
Tier 1 capital ratio to average assets	8.79%	8.99%	8.89%
Risk-based capital ratios:
CET1 capital ratio	9.39%	9.20%	9.00%
Tier 1 capital ratio	9.39%	9.20%	9.00%
Total capital ratio	14.42%	14.29%	14.41%

(1) We define core deposits as total deposits excluding brokered deposits and time deposits greater than $250,000.
(2) Ratio is annualized.
(3) See "Reconciliation of Non-GAAP Financial Measures" below for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023
	(Unaudited)	(Audited)	(Unaudited)

Assets
Cash and due from banks	$20,470	$19,710	$17,245
Interest-bearing deposits in banks	129,917	134,846	99,541
Federal funds sold	86,736	96,095	76,010
Total cash and cash equivalents	237,123	250,651	192,796

Securities available for sale, at fair value	177,379	179,000	163,550
Securities held to maturity, at amortized cost	19,627	19,632	19,647
Other equity securities, at fair value	3,638	3,649	3,806
Restricted equity securities, at cost	5,108	5,684	3,862
Loans held for sale	425	450	2,376

Loans, net of unearned income	1,965,149	1,884,508	1,645,315
Less allowance for credit losses	25,144	24,378	19,855
Loans, net	1,940,005	1,860,130	1,625,460

Premises and equipment, net	26,262	26,426	27,098
Accrued interest receivable	9,561	8,711	7,077
Bank owned life insurance	30,075	29,884	29,350
Annuities	15,939	15,036	15,489
Foreclosed assets	33	33	2,930
Goodwill	16,862	16,862	16,862
Core deposit intangible	817	899	1,144
Other assets	28,121	29,616	24,175

Total assets	$2,510,975	$2,446,663	$2,135,622

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing	$416,704	$437,959	$433,833
Interest-bearing	1,693,094	1,580,230	1,355,658
Total deposits	2,109,798	2,018,189	1,789,491

Other borrowings	7,997	26,994	(16)
FHLB advances	52,000	70,000	45,000
Subordinated notes	86,776	86,679	86,388
Accrued interest payable	1,805	1,519	844
Other liabilities	29,718	28,318	24,252

Total liabilities	2,288,094	2,231,699	1,945,959

Stockholders' equity:
Common stock	44,746	44,479	43,798
Capital surplus	79,282	78,361	77,053
Retained earnings	109,838	102,523	80,642
Accumulated other comprehensive loss	(8,401)	(8,379)	(9,846)
Unvested restricted stock	(1,030)	(466)	(965)
Vested restricted stock units	(1,554)	(1,554)	(1,019)

Total stockholders' equity	222,881	214,964	189,663

Total liabilities and stockholders' equity	$2,510,975	$2,446,663	$2,135,622

CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(Unaudited)	(Unaudited)	(Unaudited)
Interest income:
Loans, including fees	$33,628	$31,613	$25,335
Taxable securities	1,981	1,986	1,383
Nontaxable securities	229	230	291
Other interest and dividends	2,898	2,343	1,690
Total interest income	38,736	36,172	28,699

Interest expense:
Deposits	15,906	13,869	7,768
Other borrowings	1,991	1,899	1,385
Total interest expense	17,897	15,768	9,153

Net interest income	20,839	20,404	19,546
Provision for credit losses	1,236	2,579	1,181
Net interest income after provision for credit losses	19,603	17,825	18,365

Noninterest income:
Service charges on deposit accounts	463	441	450
Swap fees	15	70	(4)
SBA/USDA fees	64	70	134
Mortgage origination fees	96	87	100
Net (loss) gain on securities	(12)	98	514
Other operating income	642	2,352	592
Total noninterest income	1,268	3,118	1,786

Noninterest expenses:
Salaries and employee benefits	6,231	5,739	6,311
Equipment and occupancy expenses	689	681	683
Data processing fees	643	639	593
Regulatory assessments	360	355	342
Other operating expenses	2,452	2,303	2,229
Total noninterest expenses	10,375	9,717	10,158

Income before income taxes	10,496	11,226	9,993

Income tax expense	2,377	2,330	2,322

Net income	$8,119	$8,896	$7,671

Basic earnings per share	$0.91	$1.00	$0.87

Diluted earnings per share	$0.90	$0.99	$0.85

AVERAGE BALANCE SHEET AND NET INTEREST MARGIN
(Dollars in thousands)

	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans, net of unearned income(1)	$1,916,288	$33,628	7.06%	$1,814,484	$31,613	6.91%	$1,609,564	$25,335	6.38%
Taxable securities	163,586	1,981	4.87%	163,537	1,986	4.82%	139,516	1,383	4.02%
Nontaxable securities	45,368	229	2.03%	45,537	230	2.00%	52,832	291	2.24%
Other interest-earnings assets	211,127	2,898	5.52%	171,823	2,343	5.41%	146,045	1,690	4.69%
Total interest-earning assets	$2,336,369	$38,736	6.67%	$2,195,381	$36,172	6.54%	$1,947,957	$28,699	5.97%
Allowance for credit losses	(24,313)			(22,666)			(20,493)
Noninterest-earning assets	135,222			130,683			129,541
Total Assets	$2,447,278			$2,303,398			$2,057,005

Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing transaction accounts	85,858	26	0.12%	86,163	23	0.11%	93,951	20	0.08%
Savings and money market accounts	902,361	8,804	3.92%	885,548	8,445	3.78%	806,001	5,040	2.54%
Time deposits	645,088	7,076	4.41%	530,637	5,401	4.04%	400,680	2,708	2.74%
FHLB advances	53,121	655	4.96%	52,076	645	4.92%	18,578	159	3.47%
Other borrowings	95,650	1,336	5.62%	88,714	1,254	5.61%	86,323	1,226	5.76%
Total interest-bearing liabilities	$1,782,078	$17,897	4.04%	$1,643,138	$15,768	3.81%	$1,405,533	$9,153	2.64%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$416,141			$420,019			$438,735
Other liabilities	29,437			32,917			26,098
Total noninterest-bearing liabilities	$445,578			$452,936			$464,833
Stockholders’ Equity	219,622			207,324			186,639
Total Liabilities and Stockholders’ Equity	$2,447,278			$2,303,398			$2,057,005

Net interest income		$20,839			$20,404			$19,546
Net interest spread(2)			2.63%			2.73%			3.33%
Net interest margin(3)			3.59%			3.69%			4.07%
Net interest margin - FTE(4)(5)			3.60%			3.71%			4.09%
Cost of funds(6)			3.27%			3.03%			2.01%
Cost of interest-bearing deposits			3.92%			3.66%			2.42%
Cost of total deposits			3.12%			2.86%			1.81%
(1)Includes nonaccrual loans.
(2)Net interest spread is the difference between interest rates earned on interest earning assets and interest rates paid on interest-bearing liabilities.
(3)Net interest margin is a ratio of net interest income to average interest earning assets for the same period.
(4)Net interest margin - FTE is a ratio of fully-taxable equivalent net interest income to average interest earning assets for the same period. It assumes a 24.0% tax rate.
(5)Refer to “Reconciliation of Non-GAAP Financial Measures”.
(6)Includes total interest-bearing liabilities and noninterest deposits.

LOAN COMPOSITION
(Dollars in thousands)

	March 31, 2024		December 31, 2023		March 31, 2023
	Amount	% of gross	Amount	% of gross	Amount	% of gross

Real estate mortgages:
Construction and development	$252,934	12.8%	$242,960	12.9%	$227,560	13.8%
Residential	238,702	12.1%	224,603	11.9%	196,923	11.9%
Commercial	1,182,634	60.0%	1,144,867	60.5%	948,251	57.5%
Commercial and industrial	288,701	14.7%	269,961	14.3%	270,825	16.4%
Consumer and other	8,425	0.4%	8,286	0.4%	7,370	0.4%
Gross loans	1,971,396	100.0%	1,890,677	100.0%	1,650,929	100.0%
Unearned income	(6,247)		(6,169)		(5,614)
Loans, net of unearned income	1,965,149		1,884,508		1,645,315
Allowance for credit losses	(25,144)		(24,378)		(19,855)
Loans, net	$1,940,005		$1,860,130		$1,625,460

DEPOSIT COMPOSITION
(Dollars in thousands)

	March 31, 2024		December 31, 2023		March 31, 2023
	Amount	% of total	Amount	% of total	Amount	% of total

Noninterest-bearing transaction	$416,704	19.7%	$437,959	21.7%	$433,833	24.2%
Interest-bearing transaction	974,079	46.2%	946,347	46.9%	877,166	49.0%
Savings	33,909	1.6%	35,412	1.7%	47,742	2.7%
Time deposits, $250,000 and under	584,658	27.7%	500,406	24.8%	366,271	20.5%
Time deposits, over $250,000	100,448	4.8%	98,065	4.9%	64,479	3.6%
Total deposits	$2,109,798	100.0%	$2,018,189	100.0%	$1,789,491	100.0%

Nonperfoming Assets
(Dollars in thousands)

	March 31, 2024	December 31, 2023	March 31, 2023

Nonaccrual loans	$3,446	$1,017	$1,646
Past due loans 90 days or more and still accruing interest	—	160	—
Total nonperforming loans	3,446	1,177	1,646
OREO	33	33	2,930
Total nonperforming assets	$3,479	$1,210	$4,576

Financial difficulty modification loans– nonaccrual(1)	675	907	805
Financial difficulty modification loans – accruing	1,283	1,095	1,272
Financial difficulty modification loans	$1,958	$2,002	$2,077

Allowance for credit losses	$25,144	$24,378	$19,855
Loans, net of unearned income at the end of the period	$1,965,149	$1,884,508	$1,645,315
Gross loans outstanding at the end of period	$1,971,396	$1,890,677	$1,650,929
Total assets	$2,510,975	$2,446,663	$2,135,622
Allowance for credit losses to nonperforming loans	729.66%	2071.20%	1206.26%
Nonperforming loans to loans, net of unearned income	0.18%	0.06%	0.10%
Nonperforming loans to gross loans	0.17%	0.06%	0.10%
Nonperforming assets to gross loans and OREO	0.18%	0.06%	0.28%
Nonperforming assets to total assets	0.14%	0.05%	0.21%

Nonaccrual loans by category:
Real estate mortgages:
Construction & Development	$—	$—	$64
Residential Mortgages	246	252	267
Commercial Real Estate Mortgages	2,422	765	1,263
Commercial & Industrial	778	—	51
Consumer and other	—	—	1
Total	$3,446	$1,017	$1,646

(1) Financial difficulty modification loans are excluded from nonperforming loans unless they otherwise meet the definition of nonaccrual loans or are more than 90 days past due.

Allowance for Credit Losses
(Dollars in thousands)

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Average loans, net of unearned income	$1,916,288	$1,814,484	$1,609,564
Loans, net of unearned income	1,965,149	1,884,508	1,645,315
Gross loans	1,971,396	1,890,677	1,650,929
Allowance for credit losses at beginning of the period	24,378	22,181	20,156
Impact of adoption of ASC 326	—	—	(1,285)
Charge-offs:
Construction and development	—	—	—
Residential	11	—	—
Commercial	27	—	—
Commercial and industrial	442	424	218
Consumer and other	15	2	6
Total charge-offs	495	426	224
Recoveries:
Construction and development	—	—	—
Residential	8	4	11
Commercial	—	—	—
Commercial and industrial	16	39	14
Consumer and other	1	1	2
Total recoveries	25	44	27
Net charge-offs	$470	$382	$197

Provision for credit losses	$1,236	$2,579	$1,181
Balance at end of the period	$25,144	$24,378	$19,855

Allowance for credit losses on unfunded commitments at beginning of the period	$1,239	$1,524	$—
Impact of adoption of ASC 326	—	—	1,285
Provision (credit) for credit losses on unfunded commitments	49	(285)	—
Balance at the end of the period	$1,288	$1,239	$1,285

Allowance to loans, net of unearned income	1.28%	1.29%	1.21%
Allowance to gross loans	1.28%	1.29%	1.20%
Net charge-offs to average loans, net of unearned income(1)	0.10%	0.08%	0.05%
Provision for credit losses to average loans, net of unearned income(1)	0.26%	0.56%	0.30%
(1) Ratio is annualized.

Reconciliation of Non-GAAP Financial Measures

In addition to reporting GAAP results, the Company reports non-GAAP financial measures in this earnings release and other disclosures. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

The following table provides a reconciliation of the non-GAAP financial measures to their most directly comparable financial measure presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Net income	$8,119	$8,896	$7,671
Add: Net OREO gains	—	(154)	—
Less: Provision fee received on early loan payoff	—	1,863	—
Less: Net (loss) gain on securities	(12)	98	514
Less: Tax effect	3	(508)	(123)
Core net income	$8,128	$7,289	$7,280
Average assets	$2,447,278	$2,303,398	$2,057,005
Core return on average assets	1.34%	1.26%	1.44%

Net income	$8,119	$8,896	$7,671
Add: Net OREO gains	—	(154)	—
Add: Provision for credit losses	1,236	2,579	1,181
Less: Provision fee received on early loan payoff	—	1,863	—
Less: Net (loss) gain on securities	(12)	98	514
Add: Income taxes	2,377	2,330	2,322
Pretax pre-provision core net income	$11,744	$11,690	$10,660
Average assets	$2,447,278	$2,303,398	$2,057,005
Pretax pre-provision core return on average assets	1.93%	2.01%	2.10%

Net interest income	$20,839	$20,404	$19,546
Add: Fully-taxable equivalent adjustments(1)	73	99	85
Net interest income - FTE	$20,912	$20,503	$19,631

Net interest margin	3.59%	3.69%	4.07%
Effect of fully-taxable equivalent adjustments(1)	0.01%	0.02%	0.02%
Net interest margin - FTE	3.60%	3.71%	4.09%

Total stockholders' equity	$222,881	$214,964	$189,663
Less: Intangible assets	17,679	17,761	18,006
Tangible common equity	$205,202	$197,203	$171,657

(1) Assumes a 24.0% tax rate.

Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands, except share and per share amounts

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023

Core net income	$8,128	$7,289	$7,280
Diluted weighted average shares outstanding	9,043,122	9,021,358	9,044,490
Diluted core earnings per share	$0.90	$0.81	$0.80

Common shares outstanding at year or period end	8,894,794	8,841,349	8,723,763
Tangible book value per share	$23.07	$22.30	$19.68

Total assets at end of period	$2,510,975	$2,446,663	$2,135,622
Less: Intangible assets	17,679	17,761	18,006
Adjusted assets at end of period	$2,493,296	$2,428,902	$2,117,616
Tangible common equity to tangible assets	8.23%	8.12%	8.11%

Total average shareholders equity	$219,622	$207,324	$186,639
Less: Average intangible assets	17,730	17,809	18,055
Average tangible common equity	$201,892	$189,515	$168,584
Net income to common shareholders	$8,119	$8,896	$7,671
Return on average tangible common equity	16.17%	18.62%	18.45%
Average tangible common equity	$201,892	$189,515	$168,584
Core net income	$8,128	$7,289	$7,280
Core return on average tangible common equity	16.19%	15.26%	17.51%

Net interest income	$20,839	$20,404	$19,546
Add: Noninterest income	1,268	3,118	1,786
Less: Provision fee received on early loan payoff	—	1,863	—
Less: Net (loss) gain on securities	(12)	98	514
Operating revenue	$22,119	$21,561	$20,818

Expenses:
Total noninterest expense	$10,375	$9,717	$10,158
Less: Net OREO gains	—	(154)	—
Adjusted noninterest expenses	$10,375	$9,871	$10,158
Core efficiency ratio	46.90%	45.78%	48.79%